UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-1433334
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 Broadway, Suite 3800 New York, New York	10018
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-278653
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
For a description of the common stock, par value $0.01 per share, of Bowhead Specialty Holdings Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (the "Registration Statement") (File No. 333-278653), filed with the Securities and Exchange Commission (the “Commission”), as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.
Item 2. Exhibits
Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bowhead Specialty Holdings Inc.

Date: May 23, 2024	By:	/s/ H. Matthew Crusey
Name: H. Matthew Crusey
Title: Secretary